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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of CoBiz Inc. on Form S-3 of our report dated March 14, 2003, appearing in the Annual Report on Form 10-K of CoBiz Inc. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Denver, Colorado
December 29, 2003

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  Exhibit 23.2